EXHIBIT 4.1

YAMANA GOLD INC.

AMENDED SHARE INCENTIVE PLAN

May 2, 2006

TABLE OF CONTENTS

ARTICLE 1

PURPOSE AND INTERPRETATION

SECTION 1.1	PURPOSE	1
SECTION 1.2	DEFINITIONS	1

ARTICLE 2

SHARE OPTION PLAN

ARTICLE 3

SHARE BONUS PLAN

SECTION 3.1	THE SHARE BONUS PLAN	6
SECTION 3.2	PARTICIPANTS	6
SECTION 3.3	AMOUNT OF BONUS SHARES	6
SECTION 3.4	NECESSARY APPROVALS	6

ARTICLE 4

GENERAL

YAMANA GOLD INC.

AMENDED SHARE INCENTIVE PLAN

ARTICLE 1

PURPOSE AND INTERPRETATION

Section 1.1	Purpose.

The purpose of the Plan shall be to advance the interests of the Corporation by encouraging equity participation in the Corporation through the acquisition of Common Shares of the Corporation.

Section 1.2	Definitions.

In the Plan, the following capitalized words and terms shall have the following meanings:

"Act" means the Canada Business Corporations Act or its successor, as amended from time to time.

"Affiliate" includes any company in which the Corporation has an equity or voting interest of more than 50%.

"Board of Directors" means the board of directors of the Corporation as constituted from time to time and any committee of the board of directors.

"Common Shares" means the common shares of the Corporation.

"Corporation" means Yamana Gold Inc., a corporation continued under the Act and its successors from time to time.

"Designated Affiliate" means the Affiliates of the Corporation designated by the Board of Directors for purposes of the Plan from time to time.

"Issuer Bid" shall have the meaning ascribed thereto in the Securities Act.

"Option Period" means the period of time an option may be exercised as specified in Section 2.6(1).

"Participant" means a participant under the Plan.

"Plan" means collectively the Share Option Plan and the Share Bonus Plan provided for herein.

"Securities Act" means the Securities Act (Ontario) or its successor, as amended from time to time.

"Share Bonus Plan" means the share bonus plan described in Article 3 hereof.

"Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation to one or more service providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise.

"Share Option Plan" means the share option plan described in Article 2 hereof.

"Stock Exchange" means the Toronto Stock Exchange or any principal stock exchange(s) upon which the Common Shares are listed and posted for trading.

"Take-over Bid" shall have the meaning ascribed thereto in the Securities Act.

ARTICLE 2

SHARE OPTION PLAN

Section 2.1	The Share Option Plan.

A Share Option Plan is hereby established for certain employees, senior officers and directors of, and consultants to, the Corporation and Designated Affiliates.

Section 2.2	Participants

Participants in the Share Option Plan shall be directors, senior officers or employees of the Corporation or any of its Designated Affiliates (including officers thereof, whether or not directors) or persons providing consulting services to the Corporation or any of its Designated Affiliates who, by the nature of their positions or jobs, are, in the opinion of the Board of Directors, upon the recommendation of the President of the Corporation, in a position to contribute to the success of the Corporation.

Section 2.3	Amount of Options.

The determination regarding the amount of optioned Common Shares outstanding to each Participant will take into consideration the Participant's present and potential contribution to the success of the Corporation and shall be determined from time to time by the Board of Directors. However, in no event shall the number of optioned Common Shares available for issuance under the Share Option Plan exceed 24,900,000 Common Shares in the aggregate.

Section 2.4	Price.

The exercise price per Common Share shall be determined by the Board of Directors at the time the option is granted, but such price shall not be less than the closing price of the Common Shares on the Stock Exchange on the trading day immediately preceding the day of the grant of the option.

Section 2.5	Lapsed options.

In the event that options granted under the Share Option Plan are surrendered, terminate or expire without being exercised in whole or in part, new options may be granted covering the Common Shares not purchased under such lapsed options.

Section 2.6	Consideration, Option Period and Payment.

(1)                        The period during which options may be exercised shall be determined by the Board of Directors in its discretion, to a maximum of ten years from the date the option is granted (the "Option Period"), except as the same may be reduced with respect to any option as provided in Section 2.7 and Section 2.8 respecting termination of employment or death of the Participant.

(2)                          Notwithstanding section 2.6(1), in the event that the expiry of an Option Period falls within, or within two (2) days of, a trading blackout period imposed by the Corporation (the “Blackout Period”), the expiry date of such Option Period shall be automatically extended to the 10th business day following the end of the Blackout Period.

(3)                          Options shall be exercisable (in each case to the nearest full share) during the Option Period in the determination of the Board of Directors. Unless otherwise stated by the Board of Directors, Options shall be granted so that they qualify as incentive stock options ("ISO") under Section 422(d) of the U.S. Internal Revenue Service Code ("IRS Code"). The Board of Directors may grant Options that do not qualify as ISO and may also grant the right to choose whether Options are to qualify as ISO pursuant to Section 422(d) of the IRS Code.

(4)                          Except as set forth in Section 2.7 and Section 2.8, no option may be exercised unless the Participant is, at the time of such exercise, a director or senior officer of or in the employ of, or providing consulting services to, the Corporation or any of its Designated Affiliates and shall have been continuously a director or senior officer or so employed or providing consulting services to the Corporation or any of its Designated Affiliates since the grant of his or her option. Absence on leave with the approval of the Corporation or a Designated Affiliate shall not be considered an interruption of employment for any purpose of the Share Option Plan.

(5)                          The exercise of any option will be contingent upon receipt by the Corporation of cash payment of the full purchase price of the Common Shares or providing a guarantee of payment satisfactory to the Corporation which are the subject of the exercised option. No Participant or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Common Shares with respect to which he or she was granted an option under this Share Option Plan, unless and until certificates for such Common Shares are issued to him or her, or them, under the terms of the Share Option Plan.

(6)                         A Participant may, rather than exercise options which he or she is entitled to exercise under Section 2.6(3), elect to terminate any such options, in whole or in part, and, in lieu of receiving Common Shares to which the terminated options relate ("Designated Shares"), to receive the number of Common Shares, disregarding fractions, which, when multiplied by the fair value per share (which shall be the weighted average trading price of the Common Shares on the Stock Exchange during the five days preceding the day of termination) of the Designated Shares, has a total value equal to the product of the number of Designated Shares times the difference between the fair value and the exercise price per share of the Designated Shares, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation.

(7)                         If there is a Take-over Bid or Issuer Bid made for all or any of the issued and outstanding Common Shares, then the Board of Directors may, by resolution, permit all options outstanding to become immediately exercisable in order to permit Common Shares issuable under such options to be tendered to such bid.

Section 2.7	Termination of Employment.

If a Participant shall:

(a)                         cease to be a director or senior officer of the Corporation and any of its Designated Affiliates (and is not or does not continue to be an employee thereof); or

(b)                        cease to be employed by the Corporation or any of its Designated Affiliates or to provide consulting services to the Corporation or any of its Designated Affiliates (and is not or does not continue to be a director or senior officer thereof) for any reason (other than death) or shall receive notice from the Corporation or any of its Designated Affiliates of the termination of his or her employment or provision of consulting services;

(collectively, "Termination") he or she may, but only within 60 days next succeeding such Termination, exercise his or her options to the extent that he or she was entitled to exercise such options at the date of such Termination, including the rights under Section 2.6(6) provided that in no event shall such right extend beyond the Option Period. This section is subject to any agreement with any director or officer of the Corporation or any of its Designated Affiliates with respect to the rights of such director or officer upon Termination or change in control of the Corporation.

Section 2.8	Death of Participant.

In the event of the death of a Participant who is a director or senior officer of the Corporation or any of its Designated Affiliates or who is an employee having been continuously in the employ of the Corporation or any of its Designated Affiliates or

who has continuously provided consulting services to the Corporation or any of its Designated Affiliates for one year from and after the date of the granting of his or her option, the option theretofore granted to him or her shall be exercisable within the six months next succeeding such death (including the rights under Section 2.6(6)) and then only:

(a)                        by the person or persons to whom the Participant's rights under the option shall pass by the Participant's will or the laws of descent and distribution; and

(b)                        to the extent that he or she was entitled to exercise the option at the date of his or her death, provided that in no event shall such right extend beyond the Option Period.

Section 2.9	Adjustment in Shares Subject to the Share Option Plan.

In the event:

(a)                        there is any change in the Common Shares of the Corporation through subdivisions or consolidations, or otherwise;

(b)                        the Corporation declares a dividend on Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares; or

(c)                        the Corporation issues Common Shares, or securities convertible into or exchangeable for Common Shares, in respect of, in lieu of, or in exchange for, existing Common Shares;

the number of Common Shares available for option, the Common Shares subject to any option, and the option price thereof, shall be adjusted appropriately by the Board of Directors and such adjustment shall be effective and binding for all purposes of the Share Option Plan.

Section 2.10	Record Keeping.

The Corporation shall maintain a register in which shall be recorded:

(a)                       The name and address of each Participant in the Share Option Plan; and

(b)                       The number of options granted to a Participant and the number of options outstanding.

Section 2.11	Necessary Approvals.

The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any option exercise price paid to the Corporation shall be returned to the Participant.

ARTICLE 3

SHARE BONUS PLAN

Section 3.1	The Share Bonus Plan.

A Share Bonus Plan is hereby established for certain employees of the Corporation and Designated Affiliates.

Section 3.2	Participants.

Participants in the Share Bonus Plan shall be directors, senior officers or employees of the Corporation or any of its Designated Affiliates (including officers thereof, whether or not directors) or persons providing consulting services to the Corporation or any of its Designated Affiliates who, by the nature of their positions or jobs, are, in the opinion of the Board of Directors, upon the recommendation of the President of the Corporation, in a position to contribute to the success of the Corporation.

Section 3.3	Amount of Bonus Shares.

The determination regarding the amount of Bonus Common Shares issued to each Participant will take into consideration the Participant's present and potential contribution to the success of the Corporation and shall be determined from time to time by the Board of Directors. However, in no event shall the number of Bonus Common Shares issuable under the Share Bonus Plan exceed 8,973 Common Shares in the aggregate.

Section 3.4	Necessary Approvals.

The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Share Bonus Plan shall be subject to any necessary approvals of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate.

ARTICLE 4

GENERAL

Section 4.1	Number of Shares.

In no event shall more than 24,900,000 Common Shares, in the aggregate, be issuable under the Plan. The aggregate reserved for issuance to any one person pursuant to the Plan shall not exceed 5% of the total number of Common Shares outstanding from time to time. The number of securities issuable to insiders, at any time, under all security based compensation arrangements, shall not exceed 10% of the issued and outstanding securities and that the number of securities issued to insiders, within any one-year period, under all security based compensation arrangements, shall not exceed 10% of the issued and outstanding securities. The maximum number of Common Shares reserved for issuance under the Share Option Plan shall be fixed at 24,900,000 and the maximum number of Common Shares reserved for issuance under the Share Bonus Plan shall be fixed at 8,973.

Section 4.2	Transferability.

The benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable by a Participant unless specifically provided herein. During the lifetime of a Participant, all benefits, rights and options shall only be exercised by the Participant or by his or her guardian or legal representative.

Section 4.3	Employment.

Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Corporation or any Designated Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Participant's employment or provision of consulting services at any time. Participation in any of the Plan by a Participant shall be voluntary.

Section 4.4	Delegation to Compensation Committee.

All of the powers exercisable hereunder by the Board of Directors of the Corporation may, to the extent permitted by applicable law and by resolution of the Board of Directors of the Corporation, be exercised by a Compensation Committee of such Board of Directors. All of the powers exercisable by the Board of Directors under the Plan may, to the extent permitted by applicable law and authorized by resolution of the Board of Directors of the Corporation, be exercised by a Compensation Committee of not less than three directors. The directors on such Compensation Committee shall not be employees of the Corporation so long as they are on such committee. In addition, if determined appropriate by the Board of Directors of the Corporation, the Board of Directors may delegate any or all of the powers of the Board of Directors of the Corporation under the Plan to an independent consultant.

Section 4.5	Administration of the Plan.

The Plan shall be administered by the Board of Directors of the Corporation. The Board of Directors shall be authorized to interpret the Plan and may, from time to time, establish, amend or rescind rules and regulations required for carrying out the Plan. Any such interpretation of the Plan shall be final and conclusive. All administrative costs of the Plan shall be paid by the Corporation. The senior officers of the Corporation are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan.

Section 4.6	Amendment, Modification or Termination of the Plan.

Subject the requisite shareholder and regulatory approvals set forth under subparagraphs 4.6(a) and (b) below, the Board of Directors, or the Compensation Committee of the Board of Directors pursuant to Section 4.4, may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time provided however that no such right may, without the consent of the optionee, in any manner adversely affect his rights under any Option theretofore granted under the Plan.

(a)          Subject to Section 4.4, The Board of Directors may, subject to receipt of requisite shareholder and regulatory approval, make the following amendments to the Plan:

(i)      any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by shareholders will not require additional shareholder approval;

(ii)     any change to the definition of “Participants” which would have the potential of narrowing or broadening or increasing insider participation;

(iii)	the addition of any form of financial assistance;

(iv)    any amendment to a financial assistance provision which is more favourable to Participants;

(v)     any addition of a cashless exercise feature, payable in cash or securities which does not provide for a full deduction in the number of underlying securities from the Plan;

(vi)    the addition of deferred or restricted share unit or any other provision which results in Participants receiving securities while no cash consideration is received by the Company;

(vii)   any other amendments that may lead to significant or unreasonable dilution in the Company’s outstanding securities or may provide additional benefits to Participants, especially to insiders of the Company, at the expense of the Company and its existing shareholders.

(b)          Subject to Section 4.4, the Board of Directors may, subject to receipt of requisite regulatory approval, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in subparagraph 4.6(a) above, including, without limitation:

(i)	amendments of a housekeeping nature;

(ii)	the addition of or a change to vesting provisions of a security or the Plan;

(iii)    a change to the termination provisions of a security or the Plan which does not entail an extension beyond the original expiry date; and

(iv)    the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Plan reserve.

(c)                   Notwithstanding the provisions of subparagraph 4.6(b), the Company shall additionally obtain requisite shareholders approval in respect of amendments to the Plan that are contemplated pursuant to subparagraph 4.6(b) to the extent such approval is required by any applicable law or regulations.

Section 4.7	Consolidation, Merger, etc.

If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity, upon the exercise of an option under the Share Option Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the option immediately prior to such event, unless the directors of the Corporation otherwise determine the basis upon which such option shall be exercisable.

Section 4.8	No Representation or Warranty.

The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

Section 4.9	Interpretation.

This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

Section 4.10	Approval and Effective Date.

This Plan shall be effective as of the date it is approved by the shareholders of the Corporation in accordance with the rules of the Stock Exchange.

Dated January 20, 1995

As amended August 15, 1995,

March 19, 1996, August 15, 1996,

August 15, 1997, August 14, 1998,

August 12, 2003,

June 24, 2004, and

May 2, 2006